UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

Sajan, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-051560	42-1881957
(Commission File Number)	(IRS Employer Identification No.)

625 Whitetail Blvd. River Falls, Wisconsin 54022
(Address of principal executive offices) (Zip Code)

(715) 426-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the effective date of the one-for-four reverse split of Sajan, Inc. (the “Company”), effective at 11:59 pm ET on June 16, 2014, the total shares reserved for issuance pursuant to the Company’s 2014 Equity Incentive Plan will be proportionately reduced from One Million Five Hundred Thousand (1,500,000) shares to Three Hundred Seventy-Five Thousand (375,000) shares. The method of reducing reserved shares by counting awards that are settled in shares of common stock (not including options or stock appreciation rights) as one and one half (1.5) shares for purposes of reducing the pool and counting all other awards as one share will not be affected by the reverse split.

Additionally, the annual award limits for awards intended to qualify as performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code will be proportionately reduced from Three Hundred Thousand Shares (300,000) to Seventy-Five Thousand (75,000). Finally, the automatic grants for non-employee directors shall be proportionately reduced from Fifteen Thousand (15,000) shares to Three Thousand Seven Hundred Fifty (3,750) shares upon initial election to the Board of Directors and from Ten Thousand (10,000) shares to Two Thousand Five Hundred (2,500) shares annually in connection with the annual meeting of stockholders of the Company.

Item 5.03.           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2014, the stockholders of the Company authorized the Company’s Board of Directors (the “Board”) to effect a reverse split of Company common stock at a range between one-for-two and one-for-five. Following such approval, the Board formally authorized a one-for-four reverse stock split and approved an amendment to the Company’s Certificate of Incorporation (the “Amendment”) to effect the one-for-four reverse split of the Company’s common stock, effective as of 11:59 pm ET on June 16, 2014. The Amendment was filed with the Secretary of State of the State of Delaware on June 16, 2014. A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01            Other Events.

On June 16, 2014, the Company issued a press release announcing that at the 2014 Annual Meeting of Stockholders its stockholders approved a proposal authorizing the Company’s Board to effect a reverse stock split of Company Common Stock at a range between one-for-two and one-for-five and that following such approval, the Board formally authorized a one-for-four reverse stock split, which is to be effective as of 11:59 pm ET on June 16, 2014. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 16, 2014, the Company also issued a press release in which it announced certain revenue expectations for the Company’s second quarter ending June 30, 2014. The full text of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01            Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Forma Financial Information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits:

3.1	Certificate of Amendment of the Certificate of Incorporation of Sajan, Inc.

99.1	Press Release, dated June 16, 2014.

99.2	Press Release, dated June 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.

By: /s/ Shannon Zimmerman
Shannon Zimmerman, President and Chief Executive Officer

Date: June 16, 2014

SAJAN, INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Sajan, Inc.

99.1	Press Release, dated June 16, 2014.

99.2	Press Release, dated June 16, 2014.